UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

October 11, 2013

Hi-Tech Pharmacal Co., Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-20424	11-2638720
(State or Other Jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification No.)

369 Bayview Avenue, Amityville, New York 11701

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (631) 789-8228

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On October 11, 2013, Hi-Tech Pharmacal Co., Inc., a Delaware corporation (the “Company”) and Akorn, Inc., a Louisiana corporation (“Akorn”) announced that, as expected, each party has received a request for additional information (commonly referred to as a “second request”) from the U.S. Federal Trade Commission (“FTC”) in connection with the proposed merger transaction between the Company and Akorn Enterprises, Inc., a wholly owned subsidiary of Akorn (the “Merger”). The parties have been cooperating with the FTC staff since shortly after the announcement of the transaction and intend to continue to cooperate with the FTC to obtain clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (“HSR”) as promptly as possible.

The effect of the second request is to extend the HSR waiting period until thirty days after the parties have substantially complied with the request, unless that period is terminated sooner by the FTC. The parties continue to expect that, subject to approval of the Company’s stockholders, the transaction will be completed in the first quarter of 2014, following completion of the HSR clearance process.

This Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements generally can be identified by use of statements that include phrases such as “believe,” “expect,” “anticipate,” “estimate,” “intend,” “plan,” “foresee,” “looking ahead,” “is confident,” “should be,” “will,” “predicted,” “likely,” or other words or phrases of similar import. Such statements involve known and unknown risks, uncertainties, and other factors which may cause the actual results, performance, or achievements of the Company to be materially different from future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, but are not limited to, the ability of the Company to obtain required stockholder or other third-party approvals required to consummate the Merger contemplated by the Agreement  and Plan of Merger, dated August 26, 2013, by and among  the Company, Akorn and Akorn Enterprises, Inc. (the “Merger Agreement”); the satisfaction or waiver of other conditions in the Merger Agreement; a material adverse effect on the Company; the outcome of any legal proceedings that may be instituted against the Company and others related to the Merger Agreement; and the occurrence of events that could delay the completion of the Merger, including the continued furlough of government employees. Although the Company believes that the assumptions underlying the forward-looking statements contained herein are reasonable, any of the assumptions could be inaccurate, and therefore there can be no assurance that such statements included in this report will prove to be accurate. In light of the significant uncertainties inherent in the forward-looking statements included herein, the inclusion of such information should not be regarded as a representation by the Company or any other person that the results or conditions described in such statements or the objectives and plans of the Company will be achieved. Certain factors that could cause actual results to differ materially from these forward-looking statements are listed from time to time in the Company’s SEC reports, including, but not limited to, in the section entitled “Item 1A. Risk Factors” in the Annual Report on Form 10-K filed by the Company with the SEC on July 11, 2013 and in the Cautionary Statement Concerning Forward Looking Information in the Preliminary Proxy Statement filed by the Company on September 24, 2013. Any forward-looking statement speaks only as of the date of this report and we undertake no obligation to update or revise any forward-looking statements, whether as a result of new developments or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HI-TECH PHARMACAL CO., INC.

Date: October 11, 2013	By:	/s/ David S. Seltzer
David S. Seltzer
President and Chief Executive Officer